EXHIBIT C


                             JOINT FILING STATEMENT


We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us, and expressly disclaim membership and participation in any group.


Dated:      June 24, 1999


HAL ROBERT PETTIGREW, JR. TRUST


/S/ VIRGIL B. PETTIGREW
Virgil B. Pettigrew
Trustee


CHARLES GORDON PETTIGREW TRUST


/S/ VIRGIL B. PETTIGREW
Virgil B. Pettigrew
Trustee


JASON CROCKETT PETTIGREW TRUST


/S/ VIRGIL B. PETTIGREW
Virgil B. Pettigrew
Trustee


BENJAMIN VIRGIL PETTIGREW TRUST


/S/ VIRGIL B. PETTIGREW
Virgil B. Pettigrew
Trustee


AMY GAY MARGARET PETTIGREW TRUST


/S/ VIRGIL B. PETTIGREW
Virgil B. Pettigrew
Trustee


VIRGIL B. PETTIGREW


/S/  VIRGIL B. PETTIGREW
Virgil B. Pettigrew, individually
CLEARVIEW INVESTMENTS, LTD.
By: Clearview Equities, Inc.


By: /s/ Carla B. Fulton
Its: Vice President


CLEARVIEW EQUITIES, INC.


By: /s/ Ronald Black
Its: Vice President


NORMAN SIEGAL


/S/  NORMAN SIEGAL
Norman Siegal, individually